SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                         DELTA WOODSIDE INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                         DELTA WOODSIDE INDUSTRIES, INC.
                          233 N. MAIN STREET, SUITE 200
                        GREENVILLE, SOUTH CAROLINA 29601
                            TELEPHONE (864) 232-8301


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                NOVEMBER 4, 1999

TO OUR SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of Shareholders of Delta Woodside Industries, Inc., a South Carolina corporation ("Delta Woodside"), will be held at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina, on November 4, 1999, at 10:30 a.m., local time, for the following purposes:

     1. To elect seven directors to serve until the next annual meeting of shareholders of Delta Woodside or until their successors have been duly elected and qualified;

     2. To vote on the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for Delta Woodside for fiscal 2000; and

     3. To act on such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Delta Woodside has fixed the close of business on September 17, 1999 as the record date for the determination of the shareholders of Delta Woodside entitled to receive notice of and to vote at the Annual Meeting. Only shareholders of record of Delta Woodside at the close of business on September 17, 1999 will be entitled to vote at the Annual Meeting and any adjournment or adjournments thereof.

     Whether or not you expect to be present at the Annual Meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

                                             By Order of the Board of Directors,



                                             Jane H. Greer
                                             SECRETARY

October 1, 1999

                         DELTA WOODSIDE INDUSTRIES, INC.
                          233 N. Main Street, Suite 200
                        Greenville, South Carolina 29601
                            Telephone (864) 232-8301

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 4, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta Woodside Industries, Inc., a South Carolina corporation (the "Company"), to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina at 10:30 a.m. on Thursday, November 4, 1999. The approximate date of mailing this Proxy Statement and the accompanying proxy is October 4, 1999.

     Only shareholders of record at the close of business on September 17, 1999 are entitled to receive notice of and to vote at the Annual Meeting. As of such date, there were outstanding 23,804,384 shares of common stock, $.01 par value (the only voting securities), of the Company. Each share is entitled to one vote.

     Each shareholder described above will be sent this Proxy Statement, the accompanying Notice of Annual Meeting and a proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by (i) delivery to the Secretary of the Company, at or before the Annual Meeting, of a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the proxy being voted (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Delta Woodside Industries, Inc., 233 North Main Street, Suite 200, Greenville, South Carolina 29601, Attention: Secretary.


     All shares represented by valid proxies received pursuant to the solicitation and prior to voting at the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If no contrary instructions are indicated, all shares represented by a proxy will be voted FOR election to the Board of Directors of the nominees described herein, FOR ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for fiscal year 2000, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting.


     The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of common stock at September 17, 1999 is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of more shares present or represented at the Annual Meeting voting in favor than voting against will be required to ratify the appointment of auditors. Abstentions and broker non-votes, which are separately tabulated, are included in the determination of the number of shares present for quorum purposes, but have no effect on the votes respecting the matters to be voted upon at the meeting.

                              ELECTION OF DIRECTORS

     The by-laws of the Company provide that the number of Directors to be elected at any meeting of shareholders may be determined by the Board of Directors. The Board has determined that seven Directors shall be elected at the Annual Meeting. The shareholders' common stock may not be voted cumulatively in the election of Directors.

     The following seven persons are nominees for election as Directors at the Annual Meeting to serve until the next annual meeting of shareholders of the Company or until their successors are duly elected and qualified. Unless authority to vote at the election of Directors is withheld, it is the intention of the persons named in the enclosed form of proxy to nominate and vote for the persons named below, all of whom are currently Directors of the Company. Except as otherwise noted below, the business address of each nominee is Delta Woodside Industries, Inc., 233 North Main Street, Suite 200, Greenville, South Carolina 29601. Each such person is a citizen of the United States. There are no family relationships among the Directors and the executive officers of the Company.

     Management of the Company believes that all of the nominees will be available and able to serve as Directors, but in the event any nominee is not available or able to serve, the shares represented by the proxies will be voted for such substitute as shall be designated by the Board of Directors.

NAME AND AGE                                  PRINCIPAL OCCUPATION                    DIRECTOR SINCE (1)
------------                                  --------------------                    ------------------

William F. Garrett (58)                 President of Delta Mills Marketing                   1998
                                        Company, a division of a subsidiary of
                                        the Company (2)

C. C. Guy (66)                          Retired Businessman                                  1984
                                        Shelby, North Carolina (3) (9) (10)

Dr. James F. Kane (67)                  Dean Emeritus of the College of                      1986
                                        Business Administration of the
                                        University of South Carolina
                                        Columbia, South Carolina (4) (9) (10)

Dr. Max Lennon (59)                     President of Mars Hill College                       1986
                                        Mars Hill, North Carolina (5) (9) (10)

E. Erwin Maddrey, II (58)               President and Chief Executive                        1984
                                        Officer of the Company (6)

Buck A. Mickel (43)                     President and Chief Executive Officer                1984
                                        of RSI Holdings, Inc.
                                        Greenville, South Carolina (7) (10)

Bettis C. Rainsford (48)                President of The Rainsford                           1984
                                        Development Corporation
                                        Edgefield, South Carolina (8)

     (1) Includes service as a director of the Company's predecessor by merger, Delta Woodside Industries, Inc., a Delaware corporation ("Old Delta Woodside"), or any predecessor company to Old Delta Woodside.

     (2) William F. Garrett served as a divisional Vice President of J. P. Stevens & Company, Inc. from 1982 to 1984, and as a divisional President of J.
P. Stevens & Company, Inc. from 1984 until 1986, at which time the Delta Mills Marketing Company division was acquired by a predecessor of Old Delta Woodside. From 1986 until the present he has served as the President of Delta Mills Marketing Company, a division of a subsidiary of the Company. Mr. Garrett was elected as a director of Delta Woodside in November 1998.

     (3) C. C. Guy served as Chairman of the Board of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in 1984 until November 1989. Since before the November 15, 1989 merger (the "RSI Merger") of Old Delta Woodside into RSI Corporation, a South Carolina corporation which changed its name to Delta Woodside Industries, Inc. and is now the Company, he has been a director of RSI Holdings, Inc., and from before the RSI Merger until January 1995 he also served as President of RSI Holdings, Inc. RSI Holdings, Inc. until 1992 was engaged in the sale of outdoor power equipment, until 1994 was engaged in the sale of turf care products and currently is engaged in the consumer finance business. Prior to November 15, 1989, RSI Holdings, Inc. was a subsidiary of RSI Corporation. Mr. Guy served from October 1979 until November 1989 as President, Treasurer and a director of RSI Corporation. Prior to the RSI Merger, RSI Corporation owned approximately 40% of the outstanding shares of common stock of Old Delta Woodside and, among other matters, was engaged in the office supply business, as well as the businesses of selling outdoor power equipment and turf care products.

     (4) Dr. James F. Kane is Dean Emeritus of the College of Business Administration of the University of South Carolina, having retired in 1993 as Dean, in which capacity he had served since 1967. He also serves as a director of Glassmaster Company.

     (5) Dr. Max Lennon was President of Clemson University from March 1986 until August 1994. He was President and Chief Executive Officer of Eastern Foods, Inc., which was engaged in the business of manufacturing and distributing food products, from August 1994 until March 1996. He commenced service in March 1996 as President of Mars Hill College. He also serves as a director of Duke Power Company.

     (6) E. Erwin Maddrey, II was President and Chief Executive Officer of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in 1984 until the RSI Merger and he has served in such positions with the Company since the RSI Merger. He also serves as a director of Kemet Corporation.

     (7) Buck A. Mickel was a Vice President of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors until November 1989, Secretary of Old Delta Woodside from November 1986 to March 1987, and Assistant Secretary of Old Delta Woodside from March 1987 to November 1988. He served as Vice President and a director of RSI Holdings, Inc. from before the RSI Merger until January 1995 and as Vice President of RSI Holdings, Inc. from September 1996 until July 1998 and has served as President, Chief Executive Officer and a director of RSI Holdings, Inc. from July 1998 to the present. He served as Vice President of RSI Corporation from October 1983 until November 1989.

     (8) Bettis C. Rainsford was Executive Vice President and Chief Financial Officer of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in 1984 until the RSI Merger and served in such positions with the Company from the RSI Merger until October 1, 1999. Mr. Rainsford served as Treasurer of Old Delta Woodside or its predecessors or the Company from 1984 to 1986, from August 1988 to November 1988 and from November 1990 to October 1, 1999. He is President of The Rainsford Development Corporation which is engaged in general business development activities in Edgefield, South Carolina. Mr. Rainsford serves as a director of Martin Color-Fi, Inc. and is a member of the managing entity of Mount Vintage Plantation Golf Club, LLC.

     (9) Member of Audit Committee.

     (10) Member of Compensation Committee.

     The Company's Directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

     The Board of Directors of the Company met physically or by telephone eleven times during the fiscal year ended July 3, 1999. The Compensation Committee of the Company met one time and the Audit Committee of the Company met four times during the fiscal year. Each Director attended or participated in at least 75 percent of the meetings of the Board and of any committee of which he was a member. The Board does not have a standing nominating committee.

     The Audit Committee makes recommendations to the Board regarding the selection of the Company's independent public accountants, reviews the independence of such accountants, approves the scope of the annual audit, approves the fee payable to the independent accountants and reviews the audit results. The Compensation Committee (or a subcommittee thereof) reviews and submits to the Board of Directors suggested executive officers' salaries and bonuses and grants awards under the Company's Incentive Stock Award Plan, options under the Company's Stock Option Plan, and awards under the Company's Long Term Incentive Plan.


                    STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS
                                 AND MANAGEMENT

     The following table sets forth certain information as of September 17, 1999, regarding the beneficial ownership of the Company's common stock by (i) persons beneficially owning in any case more than five percent of the common stock, (ii) the directors, (iii) the executive officers named in the Summary Compensation Table under "Management Compensation", and (iv) all current directors and executive officers as a group. Unless otherwise noted in the notes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock of the Company shown as beneficially owned by them.



                                                               SHARES
                                                            BENEFICIALLY
BENEFICIAL OWNER                                                OWNED                             PERCENTAGE

Reich & Tang Asset Management L. P. (1)                       3,500,000                             14.7%
600 Fifth Avenue
New York, New York  10020

Franklin Resources, Inc. (2)                                  2,320,000                              9.7%
Franklin Advisory Services, Inc.


                                       4

Charles B. Johnson
Rupert H. Johnson, Jr.
777 Mariners Island Boulevard
San Mateo, California  94404

Dimensional Fund Advisors Inc. (3)                            1,369,420                             5.75%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

E. Erwin Maddrey, II (4)                                      3,273,892                             13.7%
233 North Main Street
Suite 200
Greenville, SC  29601

Bettis C. Rainsford (5)                                       3,197,098                             13.4%
108-1/2 Courthouse Square
Post Office Box 388
Edgefield, SC  29824

Buck A. Mickel (6) (7)                                        1,571,161                              6.6%
Post Office Box 6721
Greenville, SC  29606

Micco Corporation (7)                                         1,240,634                              5.2%
Post Office Box 795
Greenville, SC  29602

Minor H. Mickel (7) (8)                                       1,565,238                              6.5%
415 Crescent Avenue
Greenville, SC  29605

Minor M. Shaw (7) (9)                                         1,520,099                              6.4%
Post Office Box 795
Greenville, SC  29602

Charles C. Mickel (7) (10)                                    1,496,944                              6.3%
Post Office Box 6721
Greenville, SC  29606

William F. Garrett (11)                                          96,496                              (19)
C. C. Guy (12)                                                   21,819                              (19)
James F. Kane (13)                                               14,084                              (19)
Max Lennon (14)                                                  12,290                              (19)
Jane H. Greer (15)                                               59,368                              (19)
Robert W. Humphreys (16)                                         38,765                              (19)
Douglas J. Stevens (17)                                          41,701                              (19)
All current directors and executive officers
as a group (10 Persons) (18)                                  8,287,749                             34.8%

----------
     (1) This information is based on confirmation obtained on September 28, 1999 and on an amendment dated February 12, 1999 to Schedule 13G that was filed with the Securities and Exchange Commission by Reich & Tang Asset Management L.
P. ("Reich & Tang") with respect to the Company's common stock. In the amendment, Reich & Tang reported that, with respect to the Company's common stock, it had shared voting power and shared dispositive power with respect to all of the shares shown. The amendment reported that the shares of the Company's common stock were held on behalf of certain accounts for which Reich & Tang provides investment advice on a fully discretionary basis. The amendment reported that none of such accounts has an interest with respect to more than 5% of the outstanding shares of the Company's common stock.

     (2) This information is based on confirmation obtained on September 21, 1999 and on an amendment dated January 16, 1998 to Schedule 13G that was filed with the Securities and Exchange Commission by Franklin Resources, Inc. ("FRI") with respect to the Company's common stock. Telephone confirmation was given to the Company that the amendment was correct in all respects except that the number of shares beneficially owned as of September 17, 1999 had changed to 2,320,000. In the amendment, FRI reported that, with respect to the Company's common stock, the shares shown in the table above were beneficially owned by one or more investment companies or other managed accounts that are advised by one or more direct and indirect investment advisory subsidiaries of FRI. The amendment reported that the investment advisory subsidiary(ies) have investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiary(ies) may be deemed to be the beneficial owner of the shares shown in the table. The amendment reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the "FRI Principal Shareholders") (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The amendment reported that one of the investment advisory subsidiaries, Franklin Advisory Services, Inc. (whose address is One Parker Plaza, Sixteenth Floor, Fort Lee, New Jersey 07024), has sole voting and dispositive power with respect to all of the shares shown. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares shown in the table above and are of the view that they are not acting as a "group" for purposes of the Securities Exchange Act of 1934, as amended.

     (3) This information is based on an amendment dated February 12, 1999 to
Schedule 13G that was filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. ("Dimensional") with respect to the Company's common stock. Dimensional reported that it had sole voting power and sole dispositive power with respect to all of the shares shown. The amendment reports that Dimensional furnishes investment advice to four investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts, that all of the shares of the Company's common stock were owned by such investment companies or investment vehicles, that Dimensional disclaims beneficial ownership of such securities and that, to the knowledge of Dimensional, no such investment company or investment vehicle client owned more than 5% of the outstanding shares of the Company's common stock.

     (4) Mr. Maddrey is the President and Chief Executive Officer and a director of the Company. The number of shares shown as beneficially owned by Mr. Maddrey includes approximately 33,493 shares allocated to Mr. Maddrey's account in the Company's Employee Stock Purchase Plan, 431,470 shares held by the E. Erwin and Nancy B. Maddrey, II Foundation, a charitable trust, as to which shares Mr. Maddrey holds sole voting and investment power but disclaims beneficial ownership, and approximately 1,074 shares allocated to the account of Mr. Maddrey in the Company's Savings and Investment Plan (the "401(k) Plan"). Mr. Maddrey is fully vested in the shares allocated to his account in the 401(k) Plan. Included in the table are 10,000 unissued shares covered by incentive stock awards that may be exercisable within 60 days after September 17, 1999.

     (5) Mr. Rainsford is a director of the Company and until October 1, 1999 was the Executive Vice President, Treasurer and Chief Financial Officer of the Company. The number of shares shown as beneficially owned by Mr. Rainsford includes 47,945 shares held by The Edgefield County Foundation, a charitable trust, as to which shares Mr. Rainsford holds sole voting and investment power but disclaims beneficial ownership, and approximately 167 shares allocated to the account of Mr. Rainsford in the 401(k) Plan. Mr. Rainsford is fully vested in the shares allocated to his account in the 401(k) Plan. Included in the table are 8,000 unissued shares covered by incentive stock awards that may be exercisable within 60 days after September 17, 1999.

     (6) Buck A. Mickel is a director of the Company. The number of shares shown as beneficially owned by Buck A. Mickel includes 327,656 shares directly owned by him, all of the 1,240,634 shares owned by Micco Corporation, and 2,871 shares held by him as custodian for a minor. See Note (7).

     (7) Micco Corporation owns 1,240,634 shares of the Company's common stock. The shares of common stock of Micco Corporation are owned in equal parts by Minor H. Mickel, Buck A. Mickel (a director of the Company), Minor M. Shaw and Charles C. Mickel. Buck A. Mickel, Minor M. Shaw and Charles C. Mickel are the children of Minor H. Mickel. Minor H. Mickel, Buck A. Mickel, Minor M. Shaw and Charles C. Mickel are officers and directors of Micco Corporation. Each of Minor
H. Mickel, Buck A. Mickel, Minor M. Shaw and Charles C. Mickel disclaims beneficial ownership of three quarters of the shares of the Company's common stock owned by Micco Corporation. Minor H. Mickel directly owns 116,854 shares of the Company's common stock and as personal representative of her husband's estate owns 207,750 shares of the Company's common stock. Buck A. Mickel, directly or as custodian for a minor, owns 330,527 shares of the Company's common stock. Charles C. Mickel, directly or as custodian for his children, owns 256,210 shares of the Company's common stock. Minor M. Shaw, directly or as custodian for her children, owns 264,978 shares of the Company's common stock. Minor M. Shaw's husband, through an individual retirement account and as custodian for their children, beneficially owns approximately 14,487 shares of the Company's common stock, as to which shares Minor M. Shaw may also be deemed a beneficial owner. Minor M. Shaw disclaims beneficial ownership with respect to these shares and with respect to the 2,748 shares of the Company's common stock held by her as custodian for her children. The spouse of Charles C. Mickel owns 100 shares of the Company's common stock, as to which shares Charles C. Mickel may also be deemed a beneficial owner. Charles C. Mickel disclaims beneficial ownership with respect to these shares and with respect to the 3,510 shares of the Company's common stock held by him as custodian for his children. Buck A. Mickel disclaims beneficial ownership with respect to the 2,871 shares of the Company's common stock held by him as custodian for a minor.

     (8) The number of shares shown as beneficially owned by Minor H. Mickel includes 116,854 shares directly owned by her, 207,750 shares owned by her as personal representative of her husband's estate and all of the 1,240,634 shares owned by Micco Corporation. See Note (7).

     (9) The number of shares shown as beneficially owned by Minor M. Shaw includes 264,978 shares owned by her directly or as custodian for her children, approximately 14,487 shares beneficially owned by her husband through an individual retirement account or as custodian for their children, and all of the 1,240,634 shares owned by Micco Corporation. See Note (7).

     (10) The number of shares shown as beneficially owned by Charles C. Mickel includes 256,210 shares owned by him directly or as custodian for his children, 100 shares owned by his wife and all of the 1,240,634 shares owned by Micco Corporation. See Note (7).

     (11) William F. Garrett is a director of the Company and President of Delta Mills Marketing Company, a division of a subsidiary of the Company. The number of shares shown as beneficially owned by Mr. Garrett includes 2,088 shares allocated to the account of Mr. Garrett in the 401(k) Plan. Mr. Garrett is fully vested in the shares allocated to his account in the 401(k) Plan. Included in the table are 46,250 unissued shares covered by options that are exercisable within 60 days after September 17, 1999 and 8,000 shares covered by incentive stock awards that may be exercisable within 60 days after September 17, 1999. Excluded from the table are 48,750 unissued shares covered by options that are not exercisable within 60 days after September 17, 1999.

     (12) C. C. Guy is a director of the Company. The number of shares shown as beneficially owned by C. C. Guy includes 18,968 shares owned by his wife, as to which shares Mr. Guy disclaims beneficial ownership.

     (13) Dr. Kane is a director of the Company. The shares shown as beneficially owned by him are held in a Keogh account or an IRA account.

     (14) Dr. Lennon is a director of the Company.

     (15) Ms. Greer is Vice President and Secretary of the Company. The number of shares shown as beneficially owned by Ms. Greer includes approximately 1,214 shares allocated to her account in the 401(k) Plan. Ms. Greer is fully vested in the shares allocated to her account in the 401(k) Plan. Included in the table are 16,875 unissued shares covered by options that are exercisable within 60 days after September 17, 1999 and 6,000 shares covered by incentive stock awards that may be exercisable within 60 days after September 17, 1999. Excluded from the table are 5,625 unissued shares covered by options that are not exercisable within 60 days after September 17, 1999.

     (16) Mr. Humphreys is President of Delta Apparel Company, a division of a subsidiary of the Company, and Vice President-Finance and Assistant Secretary of the Company. The number of shares shown as beneficially owned by Mr. Humphreys includes approximately 1,138 shares allocated to his account in the 401(k) Plan. Mr. Humphreys is fully vested in the shares allocated to his account. Also included are approximately 1,752 shares allocated to Mr. Humphreys' account in the Company's Employee Stock Purchase Plan. Included in the table are 16,875 unissued shares covered by options that are exercisable within 60 days after September 17, 1999 and 6,000 shares covered by incentive stock awards that may be exercisable within 60 days after September 17, 1999. Excluded from the table are 5,625 unissued shares covered by options that are not exercisable within 60 days after September 17, 1999.

     (17) Mr. Stevens was Vice President-International of the Company until his retirement in July 1999. The number of shares shown as beneficially owned by Mr. Stevens includes approximately 19,576 shares held in an IRA account. The number of shares shown as beneficially owned by Mr. Stevens also includes 13,125 shares directly held by his wife as to which Mr. Stevens disclaims beneficial ownership. Included in the table are 6,000 shares covered by incentive stock awards that may be exercisable within 60 days after September 17, 1999.

     (18) Includes all shares deemed to be beneficially owned by any current director or executive officer. Includes 3,794 shares of the Company's common stock held for the executive officers on the September 17, 1999 record date for the Annual Meeting by the 401(k) Plan. Each participant in the 401(k) Plan has the right to direct the manner in which the trustee of the Plan votes the shares held by the 401(k) Plan that are allocated to such participant's account. Except for shares as to which such a direction is made, the shares held by the 401(k) Plan will not be voted. The number of shares shown in the table includes an aggregate of 119,150 unissued shares subject to employee stock options or incentive stock awards held by executive officers that are or may be exercisable within 60 days or less, but excludes 60,625 unissued shares subject to employee stock options held by executive officers that are not exercisable within 60 days.

     (19) Less than one percent.

                               EXECUTIVE OFFICERS

     The following provides certain information regarding the executive officers of the Company.

NAME AND AGE                           POSITION

E. Erwin Maddrey, II (58)              President and Chief Executive Officer (1)

Jane H. Greer (61)                     Vice President and Secretary (2)

Robert W. Humphreys (42)               Vice President-Finance and
                                        Assistant Secretary (3)

Brenda L. Jones (54)                   Assistant Secretary (4)
----------

     (1) See information under "Election of Directors."

     (2) Jane H. Greer became associated with Old Delta Woodside's predecessors in July 1986, and was elected a Vice President of Old Delta Woodside in November 1986, in charge of human resources and other related areas, Assistant Secretary of Old Delta Woodside in November 1987 and Secretary of Old Delta Woodside in August 1988.
She became Vice President and Secretary of the Company on November 15, 1989.

     (3) Robert W. Humphreys was elected President of Delta Apparel Company, a division of a subsidiary of the Company, in April 1999. He was elected to serve as Vice President-Finance and Assistant Secretary of the Company in May 1998 and continues to serve in this capacity. From January 1987 to May 1998, Mr. Humphreys was President of Stevcoknit Fabrics Company, a division of a subsidiary of the Company.

     (4) Brenda L. Jones was elected Assistant Secretary of Old Delta Woodside in November 1988. She became Assistant Secretary of the Company on November 15, 1989. Since July 1987, she has been Vice President and Chief Financial Officer of The Rainsford Development Corporation, a corporation wholly owned by Bettis
C. Rainsford which is engaged in general business development activities.

     The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information for the fiscal years ended July 3, 1999, June 27, 1998 and June 28, 1997 respecting the compensation earned by the Chief Executive Officer, the Chief Financial Officer, and the other three executive officers who earned salary and bonus in fiscal 1999 in excess of $100,000 (the "Named Executives").


                                        SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                             Annual Compensation             Compensation
                                                                Other          Awards          All
                                                               Annual        Securities       Other
                                                               Compen-       Underlying      Compen-
     Name and                       Salary        Bonus        sation          Options       sation
Principal Position         Year      ($)(a)      ($)(a)(b)     ($)(c)          (#)(d)          ($)
----------------------------------------------------------------------------------------------------------
E.Erwin Maddrey,II,        1999     476,923         80,962       24,525           0       33,607 (m)(r)(s)
   President & Chief       1998     500,000        108,243       20,127      20,000  (i)  36,563
   Executive Officer       1997     500,000              0            0           0       36,905

Bettis C. Rainsford,       1999     376,923 (h)     64,758       19,620           0       15,866 (n)(r)(s)
   Executive VP, CFO,      1998     450,000 (h)     86,579       16,102      16,000  (j)  16,012
   & Treasurer (e)         1997     450,000 (h)          0            0           0       15,621

Jane H. Greer,             1999     207,692         53,334       14,715           0        2,701 (o)(s)
   Vice President          1998     173,500         64,915       10,538           0        1,893
   & Secretary             1997     144,308         63,000       11,080      15,000 (k)    1,313

Robert W. Humphreys,       1999     223,077         94,286       14,715           0      543,449 (p)(s)
   VP-Finance &            1998     192,116         16,231       10,538           0       52,616
   Asst. Secretary (f)

Douglas J. Stevens,        1999      94,231          7,500       12,841           0      157,641 (q)(s)
   Vice President-         1998     143,904         64,915       10,538      21,000 (l)    3,184
   International (g)       1997     134,000         63,000       11,080      19,000 (l)    1,008


     (a) The amounts shown in the column include sums the receipt of which has been deferred pursuant to the 401(k) Plan or the Company's deferred compensation plan.

     (b) Amounts in this column are cash bonuses paid to reward performance as described in the Compensation Committee's Report below.

     (c) The amounts in this column were paid by the Company in connection with the vesting of awards under the Company's Incentive Stock Award Plan and were in each case approximately sufficient, after the payment of all applicable income taxes, to pay the participant's federal and state income taxes attributable to the vesting of the award.

     (d) For purposes of this table, awards under the Company's Incentive Stock Award Plan are treated as options.

     (e) Mr. Rainsford resigned from service as an officer with the Company effective October 1, 1999.

     (f) Mr. Humphreys was elected President and chief executive officer of Delta Apparel Company, a division of a subsidiary of the Company, in April 1999, and was elected Vice President-Finance and Assistant Secretary of the Company in May 1998. The information in the table includes Mr. Humphreys' compensation for all of fiscal 1998 and fiscal 1999.

     (g) Mr. Stevens retired from service with the Company in July 1999.

     (h) Of this amount $150,000 was paid to The Rainsford Development Corporation, a company wholly owned by Mr. Rainsford.

     (i) During fiscal 1998, Mr. Maddrey was granted an award covering 20,000 shares under the Company's Incentive Stock Award Plan.

     (j) During fiscal 1998, Mr. Rainsford was granted an award covering 16,000 shares under the Company's Incentive Stock Award Plan.

     (k) During fiscal 1997, Ms. Greer was granted an award covering 15,000 shares under the Company's Incentive Stock Award Plan.

     (l) During fiscal 1998, Mr. Stevens was granted options covering 21,000 shares under the Company's Stock Option Plan. During fiscal 1997, Mr. Stevens was granted an award covering 15,000 shares under the Company's Incentive Stock Award Plan and was granted an option covering 4,000 shares under the Company's Stock Option Plan.

     (m) The fiscal 1999 amount represents $30,663 premium paid by the Company for $10 million of life insurance on the life of Mr. Maddrey, $666 Company contribution allocated to Mr. Maddrey's account in the 401(k) Plan, $1,416 contributed by the Company to the Company's deferred compensation plan as payment for the amount of Company contributions to the 401(k) Plan for fiscal year 1998 that were not made for Mr. Maddrey because of Internal Revenue Code contribution limitations, and $862 earned on Mr. Maddrey's deferred compensation at a rate in excess of 120% of the Federal mid-term rate.

     (n) The fiscal 1999 amount represents $14,525 premium paid by the Company for $10 million of life insurance on the life of Mr. Rainsford, $666 Company contribution allocated to Mr. Rainsford's account in the 401(k) Plan, $583 contributed by the Company to the Company's deferred compensation plan as payment for the amount of Company contributions to the 401(k) Plan for fiscal year 1998 that were not made for Mr. Rainsford because of Internal Revenue Code contribution limitations, and $92 earned on Mr. Rainsford's deferred compensation at a rate in excess of 120% of the Federal mid-term rate.

     (o) The fiscal 1999 amount represents $666 Company contribution allocated to Ms. Greer's account in the 401(k) Plan, $319 contributed by the Company to the Company's deferred compensation plan as payment for the amount of Company contributions to the 401(k) Plan for fiscal year 1998 that were not made for Ms. Greer because of Internal Revenue Code contribution limitations, $1,508 contributed by the Company to the 401(k) Plan for Ms. Greer with respect to her compensation deferred under the 401(k) Plan, and $208 earned on Ms. Greer's deferred compensation at a rate in excess of 120% of the Federal mid-term rate.

     (p) The fiscal 1999 amount represents $666 Company contribution allocated to Mr. Humphreys' account in the 401(k) Plan, $375 contributed by the Company to the Company's deferred compensation plan as payment for the amount of Company contributions to the 401(k) Plan for fiscal year 1998 that were not made for Mr. Humphreys because of Internal Revenue Code contribution limitations, $2,729 contributed by the Company to the 401(k) Plan for Mr. Humphreys with respect to his compensation deferred under the 401(k) Plan, $137,241 received as a bonus relating to the period while he was President of Stevcoknit Fabrics Company (a division of a subsidiary of the Company), $2,438 earned on Mr. Humphreys' deferred compensation at a rate in excess of 120% of the Federal mid-term rate and $400,000 paid in connection with his undertaking the position of President and chief executive officer of Delta Apparel Company.

     (q) The fiscal 1999 amount represents $666 Company contribution allocated to Mr. Stevens' account in the 401(k) Plan, $195 contributed by the Company to the Company's deferred compensation plan as payment for the amount of Company contributions to the 401(k) Plan for fiscal year 1998 that were not made for Mr. Stevens because of Internal Revenue Code contribution limitations, $979 contributed by the Company to the Company's 401(k) Plan for Mr. Stevens with respect to his compensation deferred under the 401(k) Plan, $150,000 received as severance related to Mr. Stevens' retirement, and $5,801 earned on Mr. Stevens' deferred compensation at a rate in excess of 120% of the Federal mid-term rate.

     (r) The Company pays the premiums due for life insurance policies that total $10 million on each of the life of Mr. Maddrey and the life of Mr. Rainsford. The proceeds of these policies are payable to the beneficiary or beneficiaries chosen by Mr. Maddrey or Mr. Rainsford, as the case may be. These life insurance policies were established in connection with the First Refusal Agreements described in this Proxy Statement under the heading "Related Party Transactions."

     (s) The 401(k) Plan allocation shown for the fiscal year was allocated to the participant's account during that fiscal year, although all or part of the allocation may have been determined in whole or in part on the basis of the participant's compensation during the prior fiscal year.

     The amounts shown in the table above do not include reimbursement by the Company or its subsidiaries for certain automobile expenses, club memberships and other items. The non-business personal benefit to any Named Executive of these amounts does not exceed 10% of the Named Executive's total salary and bonus.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides certain information respecting the exercise by any Named Executive during fiscal 1999 of awards granted under the Company's Incentive Stock Award Plan and options granted under the Company's Stock Option Plan, and the fiscal year end value of any unexercised outstanding awards and options. For purposes of this table, awards under the Company's Incentive Stock Award Plan are treated as options.

                                    AGGREGATED OPTION EXERCISES IN LAST
                                   FISCAL YEAR AND FY-END OPTION VALUES

                                                Number of Securities            Value of Unexercised
               Shares                          Underlying Unexercised           In-the-Money Options
              Acquired        Value               Options at FY-End                   at FY-End
             on Exercise    Realized                      (#)                          ($) (a)
                                          ----------------------------------------------------------------
   Name          (#)           ($)          Exercisable    Unexercisable      Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------------
 E. Erwin
Maddrey, II     5,000         29,640           10,000                0          59,275                   0

Bettis C.
Rainsford       4,000         23,712            8,000                0          47,420                   0

Jane H.
Greer           3,000         17,784           22,875            5,625          78,807              14,414

Robert W.
Humphreys       3,000         17,784           22,875            5,625          78,807              14,414

Douglas J.
Stevens         3,000         17,784           18,875                0          72,049                   0

----------
(a) Based on the closing sales price of $5.9375 per share on July 2, 1999.

SEVERANCE ARRANGEMENTS

     During fiscal 1999, the Company's Board of Directors began to consider certain strategic alternatives to enhance shareholder value, some of which might lead to a change in control of all or a significant part of the Company. In order to provide an incentive for certain of the Company's key executives to remain in the Company's employ while such alternatives were examined, the Company entered into severance agreements in December 1998 with, among others, Jane H. Greer and Robert W. Humphreys. Pursuant to each of these agreements, the Company agreed that, if the applicable officer's position were eliminated because of downsizing, restructuring or a change of control between the date of the letter and the end of December 2000, the officer would be paid a severance equal to two years' salary at the time of termination, in addition to the officer's regular severance.

     Robert W. Humphreys serves as Vice President-Finance and Assistant Secretary of the Company. In April 1999, Mr. Humphreys was appointed to the additional position of President and chief executive officer of Delta Apparel Company, a division of a subsidiary of the Company. In connection with this new position, the Company agreed in an April 1999 letter that (a) Mr. Humphreys' salary is $300,000 effective with the pay period beginning April 26, 1999, (b) he is guaranteed a bonus of $300,000 for the 2000 fiscal year if he remains in his new position during that year, (c) for fiscal 1999 he would be on the corporate bonus plan for the first ten months, then at the guaranteed annual $300,000 rate for the eleventh and twelfth months of fiscal 1999, (d) the Company will pay his travel and lodging expenses for commuting to the division's headquarters in Duluth, Georgia, (e) if he remains as President and chief executive officer of the Delta Apparel business as a spun-out separate public company (if such a spin-off were to occur), he will participate in a Delta Apparel bonus plan commencing with the 2001 fiscal year and he will be granted options under a Delta Apparel performance based stock option plan for shares equal to approximately five percent of the post-spin-off outstanding shares of Delta Apparel, (f) the December 1998 severance agreement was modified to provide that the two years' severance amount, based on a $200,000 salary rate, was earned in fiscal 1999 and he would no longer be entitled to regular severance and (g) if the restructuring/spin-offs under consideration of the Delta Apparel business and the Duck Head Apparel business do not occur, he will be elected as a member of the Company's Board of Directors.

     Douglas J. Stevens served as Vice President-International of the Company during fiscal 1999. By letter dated June 8, 1998, Mr. Stevens began to work half time at a $87,500 annual salary, plus $85 per hour in excess of half time. He was eligible to participate in a bonus plan to be developed, and at half his previous level in any grants of options under the Company's Stock Option Plan or awards under the Company's Incentive Stock Award Plan. The letter provided that, upon termination of his employment, Mr. Stevens would receive $150,000 severance if termination occurred at the end of the first year and $75,000 if severance occurred at the end of the second year (or a pro-rated amount if termination occurred in between). Upon termination, he could continue under the Company's insurance plan for one year, and then be covered under the Company's retiree insurance plan. Mr. Stevens retired in July 1999, and received the $150,000 severance amount set forth in the letter.

      Unless otherwise provided by agreement, each of the Named Executives is eligible to participate in the Company's severance plan for salaried employees. In the event a covered employee's employment terminates in specified circumstances, this plan provides that the employee will receive severance equal in amount to one week's base salary for each year of service credit, with a minimum of two weeks' base salary.

DIRECTOR COMPENSATION

     The Company pays each director who is not an officer of the Company a fee of $20,000 per year, plus provides approximately $10,000 annually for each such director with which shares of the Company's common stock are purchased. These shares may be newly issued or acquired in the open market for such purpose. Each director is also reimbursed for his reasonable travel expenses in attending each meeting. Each non-officer director is paid $500 ($750 for the committee chair) for each committee meeting attended and $250 for each telephonic committee meeting in which the director participates.

     The non-employee directors of the Company are eligible to participate in the Long Term Incentive Plan. Participants are selected by the Long Term Plan Committee, which includes those members of the Company's Compensation Committee who are "outside directors" (as that term is defined for purposes of Section 162(m) of the Internal Revenue Code or any successor provision). The Long Term Plan Committee has the discretion to grant awards under the plan that, based on a performance period of at least three years, translate into options for the Company's common stock. No grants were made under the Long Term Incentive Plan in fiscal 1999 to the non-employee directors.

     Until August 1999, the Company had in place a Directors' Charitable Giving Program covering each director of the Company. Under the program, after the death of a director, the Company would make an aggregate donation of $500,000, to be paid in 10 annual installments commencing no later than six months after the director's death, to one or more charitable organizations selected by such director. With respect to Max Lennon, E. Erwin Maddrey, II and Bettis C. Rainsford, the program was to be funded by life insurance policies owned and to be paid for by the Company on the lives of such directors. In August 1999, the program was terminated, and cash in the amount of the actuarial value of the future donation was donated by the Company to the charitable organization or organizations selected by each director. The amounts so donated to charitable organizations were selected as follows: $105,000 by Mr. Garrett, $145,000 by Mr. Guy, $170,000 by Dr. Kane, $105,000 by Dr. Lennon, $100,000 by Mr. Maddrey, $70,000 by Mr. Mickel and $62,000 by Mr. Rainsford.

     NOTWITHSTANDING ANY STATEMENT IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCORPORATING FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING PERFORMANCE GRAPH AND THE COMPENSATION COMMITTEE REPORT BELOW SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return, assuming dividend reinvestment, on the Company's common stock with the cumulative total return, assuming dividend reinvestment, on the Standard & Poor's 500 Stock Index and a peer group, constructed by the Company, consisting of eight corporations (not including the Company) that are engaged in the manufacture and sale of textile products and apparel.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                     AMONG DELTA WOODSIDE INDUSTRIES, INC.,
                        S&P 500 STOCK INDEX & PEER GROUP


                              Cumulative Total Return
                          6/94  6/95  6/96  6/97  6/98  6/99

DELTA WOODSIDE INDUSTRIES  100    68    47    62    49    56
PEER GROUP                 100   100   102   118   107    77
S & P 500                  100   126   159   214   279   342

THIS PERFORMANCE GRAPH ASSUMES THAT $100 WAS INVESTED IN THE COMMON STOCK OF DELTA WOODSIDE INDUSTRIES, INC. AND COMPARISON GROUPS ON JUNE 30, 1994 AND THAT ALL DIVIDENDS HAVE BEEN REINVESTED.

THE PEER GROUP IS COMPOSED OF THE FOLLOWING COMPANIES:
GALEY & LORD, INC.          RUSSELL CORP.                 TEXFI INDUSTRIES, INC.
GUILFORD MILLS, INC.        SALANT CORP.                  TULTEX CORP.
HAGGAR CORP.                SPRINGS INDUSTRIES, INC.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

     This report of the Compensation Committee (the "Committee") of the Board of Directors of the Company sets forth the Committee's policies with regard to compensation of the executive officers of the Company, including the relationship of corporate performance to executive compensation.

EXECUTIVE COMPENSATION POLICIES

     Decisions regarding certain aspects of the compensation of the Company's executive officers are made by the four member Compensation Committee of the Board, each of whom is a non-employee director. The Committee believes that its compensation practices are designed to attract, retain, and motivate key Company executives to achieve short-, medium-, and long-term goals which the Committee believes will enhance the value of the shareholders' investment in the Company. These objectives are implemented through:

     A.  Cash bonuses to reward the achievement of specific performance goals,

     B.  Grants of stock awards under the Incentive Stock Award Plan,

     C.  Grants of stock options under the Stock Option Plan,

     D. Grants of awards and stock options under the Long Term Incentive Plan, and

     E. Payment of base salaries at levels that are competitive with those paid by the peer group of companies shown on the Performance Graph above. The peer group companies are certain textile and apparel companies currently listed on the New York Stock Exchange.

COMPENSATION OF EXECUTIVE OFFICERS OTHER THAN CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

     The Company's executive officers other than the Chief Executive Officer and the Chief Financial Officer (the "Other Officers") received compensation for fiscal 1999 that included both fixed and performance-based components. The Other Officers' compensation consisted of the following elements: base salary, cash bonuses, the vesting of awards under the Incentive Stock Award Plan, and the vesting of options under the Stock Option Plan.

     Cash bonuses to the Other Officers are made based on a percentage of the total cash bonuses earned by the Company's operating divisions. The operating division cash bonuses are based on operating earnings in excess of specified returns on capital employed and other performance criteria. For fiscal 1999, the total cash bonuses awarded to the Other Officers named in the Summary Compensation Table above amount to 30% of their total salaries.

     Each Other Officer participates in the Incentive Stock Award Plan which was approved by the shareholders of the Company in November 1990 and amended by approval of the shareholders in November 1995 and in November 1997. Awards made under this plan to the Other Officers have been structured so that sixty percent of each individual's award will vest by remaining in service with the Company through predetermined anniversary dates and up to forty percent of each individual's award will vest if the Company meets specified performance targets respecting cumulative operating profits. While the number of shares covered by any award to an Other Officer is not determined by specific, non-subjective criteria, the determination of such number takes into account the level and responsibility of the executive's position, the executive's performance, the executive's compensation, the assessed potential of the executive, and any other factors that are deemed relevant to the accomplishment of the purposes of the plan. The Committee believes that this plan is an important tool to the achievement of medium-term goals.

     Each Other Officer also participates in the Stock Option Plan which was approved by the shareholders of the Company in November 1990 and amended by approval of the shareholders in November 1995 and in November 1997. The purpose of this plan is to promote the growth and profitability of the Company over a longer term by enabling the Company to attract and retain key and middle level managers of outstanding competence and by increasing the personal participation of its executives in the Company's performance by providing these executives with an additional equity ownership opportunity in the Company. In making option grants to the Other Officers, no specific, non-subjective criteria are used, but the factors taken into account include the level and responsibility of the executive's position, the executive's performance, the executive's compensation, the assessed potential of the executive, and any other factors that are deemed relevant to the accomplishment of the purposes of the plan. Each option granted under the plan to an Other Officer has provided that the option becomes exercisable in stages over a period of four years.

     Each Other Officer also may participate in the Long Term Incentive Plan which was approved by the shareholders of the Company in November 1997. The purpose of this plan is to reward the key executives of the Company and the non-employee directors of the Company for increasing shareholder value through the growth of the Company's stock price, profitability and/or return on capital employed. The plan is intended to reward the achievement of projected and better than projected stock price increases and/or financial results. It is also intended to assist in the attraction and retention of key executives and to provide them with a significant retirement vehicle. Participation in the plan will be limited to the key executives of the Company who, in the opinion of the Long Term Plan Committee, have the greatest impact on the Company's long term performance and are selected by such committee and those non-employee directors of the Company who are selected by such committee. Each award granted under the Long Term Incentive Plan will have an associated performance period of at least three years. Each award will set forth potential bonus values. The actual bonus value earned will depend on the achievement of goals over the performance period. The Company's results over the applicable performance period will be compared to the established measurement goals. The measurements (the "Performance Criteria") will include (a) average annual stock price performance as compared to the peer group of publicly traded companies used for purposes of the most recent performance graph contained in a proxy statement of the Company,
(b) average annual increase in net income per share and (c) average annual increase in return on capital employed, except that the Performance Criterion described in clause (a) shall be the only Performance Criterion applicable to the plan participants who are the senior executive officers (including the Named Executives) or non-employee directors of the Company. At the end of the applicable performance period, results with respect to the Performance Criteria will be calculated, and these results will determine the number of shares covered by options then granted under the plan. Each such option will have an exercise price equal to 50% of the fair market value of the Company's common stock. In making awards, no specific, non-subjective criteria are expected to be used, but the Long Term Plan Committee believes that the factors taken into account will include factors similar to those described above as relevant to the grant of options under the Stock Option Plan.

     Section 162(m) of the Internal Revenue Code ("Section 162(m)") imposes limits on the ability of the Company to claim income tax deductions for compensation paid to the Named Executives. Section 162(m) generally denies a corporate income tax deduction for annual compensation in excess of $1,000,000 paid to any of the Named Executives. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. The Company believes that compensation payable pursuant to the Long Term Incentive Plan will be deductible for Federal income tax purposes under most circumstances as performance-based compensation. Under certain circumstances such as death, disability or retirement, however, compensation not deductible by the Company pursuant to Section 162(m) may be payable pursuant to the plan. Although neither the Incentive Stock Award Plan nor the Stock Option Plan satisfies all the requirements of Section 162(m), the Compensation Committee anticipates that all compensation payable pursuant to either plan to any Named Executive will be deductible by the Company because no Named Executive is expected to receive in any fiscal year aggregate compensation not qualifying as performance-based compensation under Section 162(m) that exceeds $1,000,000.

COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER

     The compensation of each of the Chief Executive Officer and the Chief Financial Officer includes both fixed and performance-based components.

     In setting base salary levels for the Chief Executive Officer and the Chief Financial Officer, the Committee considers the possible bonus awards and attempts to set base salary levels so that total compensation, including bonuses, will be near to that of the median of Chief Executive Officers and Chief Financial Officers of the peer group of companies. The Compensation Committee determined effective August 31, 1998 to reduce the salary of the Chief Executive Officer to $450,000 and the Chief Financial Officer to $350,000 in order to cause more of the compensation package received by each such individual to be affected by the performance of the Company.

     Cash bonuses to the Chief Executive Officer and the Chief Financial Officer are made based on a percentage of the total cash bonuses earned by the Company's operating divisions. The operating division cash bonuses are based on operating earnings in excess of specified returns on capital employed and other performance criteria. For fiscal year 1999, the Company as a whole had an operating loss, but cash bonuses were paid to the Chief Executive Officer and the Chief Financial Officer. These bonuses resulted from cash bonuses having been earned at the Company's operating divisions, primarily at the Delta Mills Marketing Company division (which had an operating profit), but also to a lesser extent at the Company's other operating divisions by reason of the attainment of certain performance criteria (such as inventory reduction). For fiscal year 1999, the total cash bonuses awarded to the Chief Executive Officer and the Chief Financial Officer amount to 17% of their total salaries.

     The Committee decided, effective in fiscal year 1998, to increase the proportions of the Chief Executive Officer's and the Chief Financial Officer's respective compensations that are affected by performance criteria. To achieve this objective, beginning in fiscal year 1998 the Chief Executive Officer and the Chief Financial Officer participate in the performance-based cash bonus plan described above and in the Incentive Stock Award Plan. The Chief Executive Officer and the Chief Financial Officer are also eligible to participate in the Long Term Incentive Plan; however no grants were made to them under this plan in fiscal year 1999.

                             COMPENSATION COMMITTEE
       Dr. James F. Kane, Chair                           Dr. Max Lennon
       C.C. Guy                                           Buck A. Mickel

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The following directors served on the Compensation Committee of the Company's Board of Directors during fiscal 1999: C.C. Guy, Dr. James F. Kane, Dr. Max Lennon and Buck A. Mickel.

     C.C. Guy served as Chairman of the Board of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in 1984 until November 1989. Buck A. Mickel was a Vice President of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors until November 1989, Secretary of Old Delta Woodside from November 1986 to March 1987, and Assistant Secretary of Old Delta Woodside from March 1987 to November 1988.

                           RELATED PARTY TRANSACTIONS

     The Company leases its principal corporate office space and space for its benefits department, purchasing department and financial accounting department, and previously leased space for its printing operation, from a corporation (Hammond Square, Ltd.), one-half of the stock of which is owned by each of E. Erwin Maddrey, II (President, Chief Executive Officer and a director of the Company) and Jane H. Greer (Vice President and Secretary of the Company). Mr. Maddrey and Ms. Greer are also the directors and executive officers of Hammond Square, Ltd. The lease of the Company's principal office space and space for its benefits department, purchasing department and financial accounting department was for a term of approximately ten years with an original expiration date of December 1997, but was continued on a month to month basis until August 31, 1998. This lease covered approximately 11,666 square feet and involved rental payments of $8.50 per square foot per year (plus certain other expenses such as regime fees, cleaning fees, real estate taxes, utilities and parking). A new lease has been executed effective September 1, 1998, covering approximately 9,662 square feet at a rental rate of $13.00 per square foot per year (plus certain other expenses such as regime fees, cleaning fees, real estate taxes, utilities and parking) with an expiration date of August 2003. The Company is subleasing part of this space to other parties until it needs such subleased space. The lease of the Company's printing operation space expired in November 1998, and was continued on a month to month basis through June 1999 at which time the printing operation closed. The lease covered approximately 4,159 square feet and involves rental payments of $12.60 per square foot per year (plus certain other expenses such as regime fees, real estate taxes, utilities and parking). The Company paid an aggregate of $217,945 in rent and other expenses under these leases during fiscal 1999.

     The Company currently leases office space in Edgefield, South Carolina from The Rainsford Development Corporation, a corporation wholly owned by Bettis C. Rainsford (Executive Vice President, Chief Financial Officer and Treasurer until October 1, 1999 and a director of the Company). Pursuant to this lease in fiscal 1999 the Company made lease payments in the amount of $30,097. Mr. Rainsford is a director and executive officer and Brenda L. Jones (Assistant Secretary of the Company) is an executive officer of The Rainsford Development Corporation. Duck Head Retail Operations, a division of a subsidiary of the Company, leases a building in Edgefield, South Carolina from Mr. Rainsford pursuant to an agreement involving rental payments equal to 3% of gross sales of the Edgefield store, plus 1% of gross sales of the store for utilities. Under this lease agreement, $10,947 was paid to Mr. Rainsford during fiscal 1999. As described above under the heading "Management Compensation," part of Mr. Rainsford's cash compensation with respect to fiscal 1999 was paid to The Rainsford Development Corporation for Mr. Rainsford's services. The Company expects that a portion of Mr. Rainsford's cash compensation with respect to fiscal 2000 will be paid to the same entity for Mr. Rainsford's services. In addition, the Company reimburses The Rainsford Development Corporation for certain travel, secretarial and other expenses incurred on behalf of the Company. Such reimbursement amounted to $84,391 in fiscal 1999. The amount of Mr. Rainsford's total cash compensation is not affected by the fact that part of it is paid to The Rainsford Development Corporation.

     The Company reimburses Maddrey & Associates, a sole proprietorship of Mr. Maddrey, for certain travel and other expenses incurred on behalf of the Company. Such reimbursement amounted to $29,591 in fiscal 1999.

     In February 1991, each of Mr. Maddrey and Mr. Rainsford entered into a stock transfer restrictions and right of first refusal agreement (a "First Refusal Agreement") with the Company. Pursuant to each such First Refusal Agreement, Mr. Maddrey or Mr. Rainsford, as the case may be, granted the Company a specified right of first refusal with respect to any sale of such individual's shares of the Company's common stock owned at death for five years after such individual's death. In connection with the First Refusal Agreements, life insurance policies were established on the lives of Mr. Maddrey and Mr. Rainsford. Under the life insurance policies on the life of each such individual, $30 million is payable to the Company and $10 million is payable to the beneficiary or beneficiaries chosen by the individual. Nothing in either First Refusal Agreement restricts the freedom of Mr. Maddrey or Mr. Rainsford to sell or otherwise dispose of any or all of his shares of the Company's common stock at any time prior to his death or prevents the Company from canceling the life insurance policies payable to it for $30 million on either Mr. Maddrey's or Mr. Rainsford's life. A First Refusal Agreement shall terminate if the life insurance policies payable to the applicable individual's beneficiaries for $10 million are cancelled by reason of the Company's failure to pay the premiums with respect thereto.

     Any transaction entered into between the Company and any officer, director, principal shareholder or any of their affiliates has been and will be on terms which the Company then believes comparable to those which would be available to the Company at such time from non-affiliated persons and will be in the future subject to the approval at the time of a majority of the Company's disinterested directors.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     There were no late filings of reports for fiscal year 1999 pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended.


                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors recommends the ratification of the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as auditors for the Company and its subsidiaries for fiscal year 2000 and to audit and report to the shareholders upon the financial statements of the Company as of and for the period ending July 1, 2000.

     KPMG Peat Marwick LLP was engaged by the Company on August 19, 1994, pursuant to approval by the Board of Directors and subsequent ratification by the shareholders, as principal accountants for the Company's 1995 fiscal year.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions that the shareholders may have. Neither the firm nor any of its members has any relation with the Company except in the firm's capacity as auditors or as advisors.

     The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the shareholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors was not aware that any business not described above would be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting them.

                             SOLICITATION OF PROXIES

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by directors, officers and other regular employees of the Company by telephone, telecopy or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. The Company has engaged Corporate Investor Communications to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $1,100 plus reasonable out-of-pocket expenses.

                          PROPOSALS OF SECURITY HOLDERS

     Any shareholder of the Company who desires to present a proposal at the 2000 Annual Meeting of Shareholders for inclusion in the Company's proxy statement and form of proxy relating to that meeting must submit such proposal to the Company at its principal executive offices on or before June 5, 2000. If a shareholder of the Company desires to present a proposal at the 2000 Annual Meeting of Shareholders that will not be included in the Company's proxy statement and form of proxy relating to that meeting, such proposal must be submitted to the Company at its principal executive offices no later than August 21, 2000 for the proposal to be considered timely.

                              FINANCIAL INFORMATION

     THE COMPANY'S FISCAL 1999 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT OCTOBER 4, 1999. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF SEPTEMBER 17, 1999, AND TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS, UPON WRITTEN REQUEST OF SUCH SHAREHOLDER OR PERSON, A COPY OF SUCH FISCAL 1999 ANNUAL REPORT OR THE COMPANY'S FISCAL 1999 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES (BUT EXCLUDING EXHIBITS), FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO DELTA WOODSIDE INDUSTRIES, INC., 233 NORTH MAIN STREET, SUITE 200, GREENVILLE, SOUTH CAROLINA 29601, ATTENTION: JANE H.
GREER, VICE PRESIDENT AND SECRETARY.


                       *                *               *
     The above Notice and Proxy Statement are sent by order of the Board of Directors.


                                                     Jane H. Greer, Secretary
Greenville, South Carolina
October 1, 1999

********************************************************************************
                                    APPENDIX


                        DELTA WOODSIDE INDUSTRIES, INC.



                                    [GRAPHIC]




                              PLEASE SIGN, DETACH
                             AND RETURN PROXY CARD
                              IN SUPPLIED ENVELOPE
















                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------



                        DELTA WOODSIDE INDUSTRIES, INC.
                        ANNUAL MEETING, NOVEMBER 4, 1999

 P             The undersigned shareholder of Delta Woodside Industries, Inc., a South Carolina corporation, hereby
 R       constitutes and appoints E. Erwin R Maddrey, II, Bettis C. Rainsford and Jane H. Greer, and each of them,
 O       attorneys and proxies on behalf of the undersigned to act and vote at the Annual Meeting of shareholders to be
 X       held at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina, on November 4, 1999 at
 Y       10:30 A.M., and any adjournment or adjournments thereof, and the undersigned instructs said attorneys to vote:

            1. ELECTION OF   [ ] FOR all nominees listed below (except as       [ ] WITHHOLD AUTHORITY
               DIRECTORS         marked to the contrary below)                      to vote for all nominees listed below


PLEASE SIGN   Messrs. W. F. Garrett, C. C. Guy, J. F. Kane, M. Lennon, E. E. Maddrey, II, B. A. Mickel, B. C. Rainsford
ON REVERSE               (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE WRITE THAT
SIDE AND                                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).
RETURN IN
THE ENCLOSED  ------------------------------------------------------------------------------------------------------------
POSTAGE-PAID
ENVELOPE

            2. Proposal to ratify selection of KPMG Peat Marwick LLP as the independent auditors of Delta Woodside
               Industries, Inc. for fiscal 2000
                           [ ] FOR                 [ ] AGAINST                      [ ] ABSTAIN

            3. At their discretion upon such other matters as may properly come before the meeting.

            A majority of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjournments thereof (or, if only one such attorney and proxy may be present and acting, then that one) shall have and may exercise all the powers hereby conferred.


                                                                (over)


                                                  FOLD AND DETACH HERE
         ---------------------------------------------------------------------------------------------------------------
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELTA WOODSIDE INDUSTRIES, INC. IF NOT
         OTHERWISE SPECIFIED, THIS PROXY WILL BE DEEMED TO GRANT AUTHORITY TO VOTE, AND WILL BE VOTED, FOR ELECTION OF
         THE DIRECTORS LISTED ON THE REVERSE SIDE OF THIS PROXY AND FOR APPROVAL OF PROPOSAL 2.

            The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated October 1,
         1999 and the Proxy Statement furnished therewith.




                                                                 Dated this _____________ day of ________________, 1999





                                                                 ________________________________________________(Seal)


                                                                 ________________________________________________(Seal)

                                                                  NOTE: Signature should agree with name on stock
                                                                  certificate as printed thereon. Executors,
                                                                  administrators, trustees and other fiduciaries should
                                                                  so indicate when signing.







                                   PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.


VOTING INSTRUCTIONS                    DELTA WOODSIDE INDUSTRIES, INC.
                                      ANNUAL MEETING, NOVEMBER 4, 1999

               The undersigned participant in the Savings and Investment Plan of Delta Woodside Industries, Inc., a
            South Carolina corporation, hereby directs Branch Banking & Trust Company, trustee of such Plan, to vote the undersigned's proportionate share of the shares of common stock of Delta Woodside Industries, Inc. held by such Plan at the Annual Meeting of shareholders to be held at the Hyatt Regency Hotel, 220 North Main
            Street, Greenville, South Carolina, on November 4, 1999 at 10:30 A.M., and any adjournment or adjournments thereof, as follows:

               1. ELECTION OF     [ ] FOR all nominees listed below (except as     [ ] WITHHOLD AUTHORITY to vote
                  DIRECTORS           marked to the contrary below)                    for all nominees listed below

                Messrs. W. F. Garrett, C. C. Guy, J. F. Kane, M. Lennon, E. E. Maddrey, II, B. A. Mickel, B. C. Rainsford

                (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN
                   THE SPACE PROVIDED BELOW).

PLEASE SIGN     -------------------------------------------------------------------------------------------------------------
ON REVERSE     2. PROPOSAL TO RATIFY SELECTION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF DELTA WOODSIDE
SIDE AND          INDUSTRIES, INC. FOR FISCAL 2000.
RETURN                         [ ] FOR                   [ ] AGAINST                       [ ] ABSTAIN

               3. At such trustee's discretion upon such other matters as may properly come before the meeting.



                                     (over)

     THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELTA WOODSIDE INDUSTRIES,
  INC. IF NOT OTHERWISE SPECIFIED, THESE VOTING INSTRUCTIONS WILL BE DEEMED A DIRECTION TO VOTE FOR ELECTION
  OF THE DIRECTORS LISTED ON THE REVERSE SIDE OF THESE VOTING INSTRUCTIONS AND FOR APPROVAL OF PROPOSAL 2.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated October
  1, 1999 and the Proxy Statement furnished therewith.


                                                                 Dated this _____________ day of ________________, 1999





                                                                 ________________________________________________(Seal)


                                                                 ________________________________________________(Seal)
                                                                 NOTE: Please sign exactly as name appears at left.







                          PLEASE DATE, SIGN AND RETURN THESE VOTING INSTRUCTIONS. THANK YOU.